Exhibit 2
                            AGREEMENT OF JOINT FILING

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of common stock, $.001 par value per share, of Intraware, Inc., a Delaware corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: as of October 25, 2006  ComVest Investment Partners II  LLC

                               By:  ComVest II Partners, LLC,
                                           its managing member

                               By: /s/ Michael S. Falk
                                  ---------------------------------------------
                                  Michael S. Falk, Managing Member


                               ComVest II Partners, LLC

                               By: /s/ Michael S. Falk
                                  ---------------------------------------------
                                      Michael S. Falk, Managing Member


                               ComVest Group Holdings LLC

                               By: /s/ Michael S. Falk
                                  ---------------------------------------------
                                  Michael S. Falk, Chairman and Managing Member

                                   /s/ Michael S. Falk
                                  ---------------------------------------------
                                  Michael S. Falk, individually